UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 3, 2009
The Hallwood Group Incorporated
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8303 (Commission File Number)	51-0261339 (IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas 75219 (Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Developments in Hallwood Energy Bankruptcy Proceeding
     As previously disclosed, on March 1, 2009, Hallwood Energy, L.P. (“Hallwood Energy”), Hallwood Energy Management, LLC, the general partner of Hallwood Energy, and Hallwood Energy’s subsidiaries, filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. The cases are currently pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, under In re Hallwood Energy, L.P., et al Case No. 09-31253. The Hallwood Group Incorporated (the “Company”) is only an investor in and creditor of Hallwood Energy. The bankruptcy filing does not include the Company or any other of its assets. On June 29, 2009, the Bankruptcy Court granted a motion by Hall Phoenix/Inwood, Ltd. (“HPI”), the secured lender to Hallwood Energy, to partially lift the automatic stay applicable in bankruptcy proceedings, permitting HPI, among other things, to enter upon and take possession of substantially all of Hallwood Energy’s assets and operations.
     On August 3, 2009, the Company was served with a complaint in Hall Phoenix/Inwood Ltd. and Hall Performance Energy Partners 4, Ltd. v. The Hallwood Group Incorporated, et al. filed in the 298th District of Texas, No. 09-09551. The other defendants include Anthony J. Gumbiner, the Chairman and Chief Executive Officer of the Company, Bill Guzzetti, the President of the Company, certain affiliates of Mr. Gumbiner and certain officers of Hallwood Energy. The complaint alleges that the defendants defrauded plaintiffs in connection with plaintiffs acquiring interests in and providing loans to Hallwood Energy and seeks unspecified actual and exemplary damages.
     In addition, in the bankruptcy proceeding, HPI has filed a disclosure statement alleging that it believes it has and, if its proposed plan of reorganization is approved, intends to pursue various claims against the Company and its officers, directors and affiliates and Hallwood Energy’s officers and directors. Attorneys for HPI have also delivered a letter on behalf of HPI and certain affiliates alleging claims against the Company and its officers, directors and affiliates and Hallwood Energy’s officers and directors for, among other things, breach of contract, breach of fiduciary duties, neglect, negligence, and various alleged misleading statements, omissions and misrepresentations. HPI has asserted that its damages exceed $200 million. The Company believes that the allegations and claims are without merit and intends to defend the lawsuit and any future claims vigorously.
     By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this statement that become untrue because of new information, subsequent events or otherwise.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2009	THE HALLWOOD GROUP INCORPORATED
	By:	/s/ Richard Kelley
Richard Kelley
Vice President and Chief Financial Officer